Exhibit O

                                VOTING AGREEMENT

         This Voting Agreement ("Agreement") is made and entered into as of August 20, 1998, between Email Publishing Inc., a Delaware corporation ("EPub"), and the undersigned stockholder ("Stockholder") of First Virtual Holdings Incorporated, a Delaware corporation (the "Company").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, EPub, the Company, EPub Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), and certain other parties are entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of Sub with and into EPub. Pursuant to the Merger, shares of capital stock of EPub will be converted into Common Stock of the Company on the basis described in the Reorganization Agreement.

         B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of such number of shares of the outstanding Common Stock of the Company as is indicated on the signature page of this Agreement (the "Shares").

         C. As a material inducement to enter into the Reorganization Agreement, EPub desires the Stockholder to agree, and the Stockholder is willing to agree, to vote the Shares and any other such shares of capital stock of the Company in favor of consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. Agreement to Vote Shares; Additional Purchases.

              1.1 Agreement to Vote Shares. Except as set forth in the following sentence, at every meeting of the stockholders of the Company called with respect to the following, and at every adjournment thereof, Stockholder shall vote the Shares and any New Shares (as hereinafter defined) in favor of approval and adoption of the Reorganization Agreement and approval of the Merger and in favor of any other actions contemplated by the Reorganization Agreement or required in furtherance of the Merger which are submitted to a vote of the stockholders of the Company, including a proposal to increase the authorized shares of Common Stock of the Company. Notwithstanding the foregoing, in the event that a majority of the shares of Common Stock of the Company represented and voting at any such meeting of stockholders of the Company, other than shares held by SOFTBANK Holdings Inc., SOFTBANK Technology Ventures IV, L.P., Lee H.

Stein, Paymentech Inc., First USA Financial Corp. and their respective affiliates are voted against approval and adoption of the Reorganization Agreement and approval of the Merger (a "Negative Stockholder Vote"), the voting obligations set forth in this Section 1.1 shall be without further force or effect, and the Stockholder shall determine in its sole discretion the manner in which to vote its Shares and any New Shares.

              1.2 Additional Purchases. Stockholder agrees that any shares of Common Stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the date of termination of this Agreement ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to EPub a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be revocable only in the event of a Negative Stockholder Vote, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

         3. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

         4. Additional Documents. Stockholder and EPub hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of EPub or Stockholder, as the case may be, to carry out the intent of this Agreement.

         5. Limitation on Transfer. Stockholder covenants and agrees that, prior to the record date fixed for persons entitled to receive notice of, and the vote at, a meeting of stockholders of the Company at which approval of the Reorganization Agreement and the Merger is to be considered, Stockholder will not, directly or indirectly, sell or otherwise transfer its voting rights with respect to, any Shares or New Shares unless and until the transferee shall have executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A and thereby agreed to hold such Shares or New Shares subject to all of the terms and conditions of this Voting Agreement.

         6. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (ii) such date and time as the Reorganization Agreement shall have been terminated pursuant to Section 11 thereof.

         7. Miscellaneous.

              7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party.

              7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

              7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that EPub will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to EPub upon any such violation, EPub shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to EPub at law or in equity.

              7.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the intended recipient as set forth below:

              If to EPub:    Email Publishing Inc.
                             6685 Gunpark Drive East, Suite 240
                             Boulder, Colorado 80301
                             Attn: Andrew Currie

              If to the Stockholder: To the address for notice set forth on the last page hereof.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

              7.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

              7.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

              7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

EMAIL PUBLISHING INC.                  STOCKHOLDER:

By: /s/ Adam Curie                     By: /s/ Gary E. Rieschel
   -------------------------------        --------------------------------------

Name:                                  Name of Stockholder: SOFTBANK Technology
      ----------------------------                          Ventures IV, L.P.
Title:                                 By: STV IV, L.P.
      ----------------------------

                                       Stockholder's Address for Notice:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Shares of Common Stock of the Company
                                       beneficially owned by the Stockholder:

                                                   shares
                                       -----------











                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                    EXHIBIT A

                                IRREVOCABLE PROXY


         The undersigned Stockholder of First Virtual Holdings Incorporated, a Delaware corporation (the "Company"), hereby appoints the directors on the Board of Directors of Email Publishing Inc., a Delaware corporation ("EPub"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of Common Stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof or acquired by the undersigned on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of August 20, 1998 (the "Reorganization Agreement"), among EPub, the Company, EPub Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), and certain other parties, shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof or acquired by the undersigned on or after the date hereof shall be revoked and no subsequent proxies will be given in a manner inconsistent herewith, except as set forth in the following paragraph.

         Except as set forth in the following sentence, this proxy is irrevocable, is couple with an interest and is granted pursuant to the Voting Agreement dated as of August 20, 1998 between EPub and the undersigned Stockholder (the "Voting Agreement"), and is granted in consideration of EPub entering into the Reorganization Agreement. This proxy may be revoked by the Stockholder by delivering a duly executed proxy to the Company or by voting in person at any meeting of stockholders of the Company or any adjournment thereof, but only in the event of a Negative Stockholder Vote (as such term is defined in the Voting Agreement). Except in the event of a Negative Stockholder Vote, the attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement to exercise all voting rights of the undersigned at every annual, special or adjourned meeting of the stockholders of the Company, in favor of approval of the Merger and approval and adoption of the Reorganization Agreement and in favor of any other actions contemplated by the Reorganization Agreement or required in furtherance of the Merger which are submitted to a vote of the stockholders of the Company. The undersigned Stockholder may vote the Shares on all other matters in its sole discretion.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:              , 1998
        ------------

STOCKHOLDER:

Signature of Stockholder:  /s/ Gary E. Rieschel
                         -----------------------------------------

Name of Stockholder: SOFTBANK Technology Ventures IV, L.P.

By: STV IV, L.P.

                    Shares of Common Stock Beneficially Owned
-------------------






                                     [PROXY]

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

EMAIL PUBLISHING INC.             STOCKHOLDER:

By: /s/ Adam Curie                By:  /s/ Ronald D. Fisher
   --------------------------        -------------------------------------------

Name:                             Name of Stockholder: SOFTBANK Holdings, Inc.
     ------------------------
Title:                            Stockholder's Address for Notice:
      -----------------------
                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  Shares of Common Stock of the Company
                                  beneficially owned by the Stockholder:

                                               shares
                                  ------------











                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                    EXHIBIT A

                                IRREVOCABLE PROXY


         The undersigned Stockholder of First Virtual Holdings Incorporated, a Delaware corporation (the "Company"), hereby appoints the directors on the Board of Directors of Email Publishing Inc., a Delaware corporation ("EPub"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of Common Stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof or acquired by the undersigned on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of August 20, 1998 (the "Reorganization Agreement"), among EPub, the Company, EPub Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), and certain other parties, shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof or acquired by the undersigned on or after the date hereof shall be revoked and no subsequent proxies will be given in a manner inconsistent herewith, except as set forth in the following paragraph.

         Except as set forth in the following sentence, this proxy is irrevocable, is couple with an interest and is granted pursuant to the Voting Agreement dated as of August 20, 1998 between EPub and the undersigned Stockholder (the "Voting Agreement"), and is granted in consideration of EPub entering into the Reorganization Agreement. This proxy may be revoked by the Stockholder by delivering a duly executed proxy to the Company or by voting in person at any meeting of stockholders of the Company or any adjournment thereof, but only in the event of a Negative Stockholder Vote (as such term is defined in the Voting Agreement). Except in the event of a Negative Stockholder Vote, the attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement to exercise all voting rights of the undersigned at every annual, special or adjourned meeting of the stockholders of the Company, in favor of approval of the Merger and approval and adoption of the Reorganization Agreement and in favor of any other actions contemplated by the Reorganization Agreement or required in furtherance of the Merger which are submitted to a vote of the stockholders of the Company. The undersigned Stockholder may vote the Shares on all other matters in its sole discretion.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:               , 1998
      ---------------

STOCKHOLDER:

Signature of Stockholder:  /s/ Ronald D. Fisher
                         -------------------------------------

Name of Stockholder: SOFTBANK Holdings, Inc.

                    Shares of Common Stock Beneficially Owned
-------------------







                                     [PROXY]




                                       -2-